Exhibit 99.1

FOR IMMEDIATE RELEASE

Charlotte’s Web Reorganizes for Agility, Growth, and Cash Generation

DENVER – January 12, 2022 (TSX: CWEB) (OTCQX: CWBHF) Charlotte's Web Holdings, Inc. ("Charlotte's Web," “CW” or the "Company"), the market leader and manufacturer of The World’s Most Trusted Hemp Extract™, has completed a reorganization to drive agility and growth as the Company prepares to launch new products, channels and markets, with intent to return to positive cash flow in 2022. The changes follow the Company’s new leadership announcement issued on December 16, 2021.

“I’m pleased to share a corporate update on recent actions taken to position the business for long-term growth and profitability,” said Jacques Tortoroli, Chief Executive Officer of Charlotte’s Web. “Structurally, we’ve flattened the organization to reengage the bold, entrepreneurial culture that Charlotte’s Web was founded upon. Strategically, we are leveraging our intellectual property and brand leadership to enter new product categories, markets and partnerships to drive our topline growth. Financially, we have moved to reduce our costs and tie compensation more to equity growth to better align with shareholder interests and accelerate our return to positive cash flow in 2022. We have ceased equity distributions through our at-the-market equity program established last June. I am listening to our investors and grateful for their continued support.”

Reorganization

Charlotte’s Web has transitioned to a horizontal organizational structure to empower employees with increased decision making and accountability. This enables more efficient collaboration and creativity, driving faster response times and better customer service. The simplified structure also reduces costs and aligns employees more closely with business goals.

Mission and culture

Charlotte’s Web began as a mission of compassion before it was a business, with seven brothers helping a little girl in need – and subsequently helping thousands of others that would follow. This was Charlotte's Web's founding corporate culture and mission to improve health through the healing powers of botanicals with compassion and science, benefitting the planet and all who live upon it. The reorganization marks a return to the founding principles of a passionate, fast-moving entrepreneurial spirit.

“The Charlotte’s Web origins story, leading brand recognition and trust, are unique in the CBD category,” said Jared Stanley, Chief Cultivation & Innovation Officer. “From this foundation we have built valuable thought leadership, science, and optionality into our business, presenting substantial opportunities to be unlocked at home and abroad. We are eager to lead this category with a revitalized approach and renewed energy.”

Revenue expansion

Charlotte’s Web is a market share leader in segments totalling approximately US$3B in sales in 2021 according to the Brightfield Group. As the leading CBD brand, the Company aims to continue incremental market share gains in 2022. On the regulatory front, the passing of California Assembly Bill 45 in October of 2021 has opened new retail doors for Charlotte’s Web within the state as well as with new national retail partners. The mass retail channel continues to await further regulatory progress at the federal level with hearings on House of Representatives Bill 841 anticipated early this year. In the interim, topline growth initiatives for 2022 will include a new focus on ecommerce consumer experience, social media marketing strategies and expanding access to hemp products to audiences who can most directly benefit from them. New product launches are planned with innovative formulas, formats, and categories. And new distribution partner discussions are underway both domestically and internationally.

“We are accelerating our global opportunity in parallel with the US market,” added Wes Booysen, Chief Financial & Operating Officer. “Our executive team has substantial international experience, and we have started the year with discussions underway in Canada, Israel, U.K. and the E.U. for asset-light models through strategic partnerships.”

About Charlotte's Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, Colorado, is the market leader in innovative hemp extract wellness products under a family of brands which includes Charlotte's Web™, CBD Medic™, CBD Clinic™, and Harmony Hemp™. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are 100-percent American farm grown and manufactured into hemp extracts containing naturally occurring phytocannabinoids including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial hemp compounds.   The Company’s CW Labs R&D division, advances hemp science at two centers of excellence in Louisville, Colorado, and the Hauptmann Woodward Research Institute at the University at Buffalo, part of the State University of New York (SUNY) network. Charlotte's Web product categories include full spectrum hemp extract oil  tinctures (liquid products), gummies (sleep, stress, immunity, exercise recovery), capsules, CBD topical creams and lotions, as well as products for dogs. Charlotte's Web products are distributed to more than 14,000 retail doors and 8,000 health care practitioners, and online through the Company's website at www.CharlottesWeb.com.

Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the Company's expansion activities and growth strategy; the Company's expectations regarding future cash flow and its financial position; the results of cost saving efforts; the impact and results of the Company's reorganization; market share expectations; and impacts of regulatory changes.

Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Form 10, as amended, and other filings with the Securities and Exchange Commission available on www.EDGAR.com. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information:

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

Charlotte’s Web Holdings, Inc.

THE WORLD’S MOST TRUSTED HEMP EXTRACT™